Exhibit 99.2

Energy 11, L.P.

Unaudited Pro Forma Condensed Combined Financial Statements

Introduction

On December 29, 2016, Energy 11 Operating Company, LLC, a wholly owned subsidiary of Energy 11, L.P. (“the Partnership”), exercised its exclusive option (“Option”) by and among Kaiser-Whiting, LLC (“Seller”) and the owners of all the limited liability company interests therein, for the purchase of an additional approximate 11% working interest in approximately 216 existing producing wells and approximately 257 future development locations in the Sanish field located in Mountrail County, North Dakota (collectively, the “Sanish Field Assets”). Pursuant to the Option, the purchase price for the Sanish Field Assets is $130.0 million. Funding for the acquisition is planned to be a combination of cash available on hand and the issuance of a promissory note to the Seller at closing, with an estimated principal balance of approximately $40.0 million.

On December 18, 2015, the Partnership closed on its first purchase (“Initial Acquisition”) of the Sanish Field Assets, whereby the Partnership acquired an approximate 11% working interest in the Sanish Field Assets from the Seller. The Partnership funded the acquisition with a combination of cash available on hand and the issuance of a promissory note to the Seller at closing. Total consideration for the Initial Acquisition was approximately $159.1 million.

The following unaudited pro forma condensed combined financial statements have been prepared to give pro forma effect to the acquisitions (the Option and Initial Acquisition), which have been and will be accounted for as a business combination, as if the acquisitions, the related financing transactions, consisting of proceeds from the Partnership's ongoing public offering of the Partnership's common units and the issuance of the borrowings had occurred on the dates indicated. The unaudited pro forma condensed combined financial statements also give effect to converting the Seller's historical financial statements from the full cost method to the successful efforts method. Due to the nature of the acquired assets, the depletion and impairment calculation is the only material change.

The unaudited pro forma condensed combined financial statements include a balance sheet as of September 30, 2016 and statements of operations for the year ended December 31, 2015 and the nine-month period ended September 30, 2016.  The unaudited pro forma condensed combined balance sheet was derived from the historical unaudited balance sheet of the Partnership as of September 30, 2016.  The pro forma condensed combined statements of operations were derived from the Partnership’s historical audited financial statements for the year ended December 31, 2015, from the Partnership’s unaudited interim financial statements for the nine-month period ended September 30, 2016 and from the Seller’s historical financial statements.

The unaudited pro forma condensed combined balance sheet gives effect to the Option (since the acquisition is considered probable) and related financing transactions as if they occurred on September 30, 2016. No adjustments have been made for the Initial Acquisition since it is reflected in the historical balance sheet of the Partnership. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2015 and for the nine-month period ended September 30, 2016 give effect to the acquisitions and related financing transactions as if they had occurred on January 1, 2015.

The unaudited pro forma condensed combined financial statements and the accompanying unaudited pro forma notes should be read in conjunction with the Partnership’s historical financial statements and related notes for the year ended December 31, 2015, and for the period ended September 30, 2016, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, together with the audited balance sheets and income statements of Kaiser-Whiting, LLC for the years ended December 31, 2015, 2014 and 2013 and the unaudited balance sheets and income statements of Kaiser-Whiting LLC for the periods ended September 30, 2016 and 2015.

The unaudited pro forma condensed combined financial statements presented herein are based on the assumptions and adjustments described in the accompanying unaudited pro forma notes.  The unaudited pro forma condensed combined financial statements are presented for illustrative purposes and are not indicative of what the financial position might have been or what results of operations might have achieved had the acquisition and related transactions occurred as of the dates indicated or the financial position or results of operations that might be achieved for any future periods.

Energy 11, L.P.
Unaudited Pro Forma Condensed Combined Balance Sheet
September 30, 2016

	Energy 11, L.P.	Kaiser-Whiting	Pro Forma		Energy 11, L.P.
	Historical	Historical	Adjustments	Notes	Pro Forma as Adjusted
	(1)	(2)

Assets
Cash and cash equivalents	$15,078,130	$-	$(130,000,000)	(A)	$9,178,130
			40,000,000	(B)
			84,100,000	(C)
Oil, natural gas and natural gas liquids revenue receivable	2,749,070	1,863,000	-		4,612,070
Other current assets	61,153	-	-		61,153
Total Current Assets	17,888,353	1,863,000	(5,900,000)		13,851,353

Oil, natural gas and NGL interests, net	153,426,891	70,809,000	58,711,000	(A)	282,946,891

Total Assets	$171,315,244	$72,672,000	$52,811,000		$296,798,244

Liabilities and Partners’ Equity
Note payable	$-	$-	$40,000,000	(B)	$40,000,000
Accounts payable and accrued expenses	3,701,300	1,383,000	-		5,084,300

Total Current Liabilities	3,701,300	1,383,000	40,000,000		45,084,300

Limited partners’ interest	167,615,671	71,289,000	(71,289,000)	(D)	251,715,671
			84,100,000	(C)
General partners’ interest	(1,727)	-	-		(1,727)
Class B Units	-	-	-		-

Total Partners’ Equity	167,613,944	71,289,000	12,811,000		251,713,944

Total Liabilities and Partners’ Equity	$171,315,244	$72,672,000	$52,811,000		$296,798,244

See accompanying notes to unaudited pro forma condensed combined financial statements.

(1) Balance sheet amounts obtained from the unaudited financial statements of Energy 11, L.P. as of September 30, 2016.

(2) Balance sheet amounts obtained from the unaudited financial statements of Kaiser-Whiting, LLC as of September 30, 2016.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2015

	Energy 11, L.P.	Kaiser-Whiting
	Historical	Historical			Energy 11, L.P.
	Year Ended	Year Ended	Pro Forma		Pro Forma as
	12/31/2015	12/31/2015	Adjustments	Notes	Adjusted
	(1)	(2)

Revenue
Oil, natural gas and natural gas liquids revenues	$703,806	$53,050,000	$5,608,862	(E)	$59,362,668

Operating costs and expenses
Lease operating expenses	149,072	7,187,000	-		7,336,072
Gathering and processing expenses	18,139	-	5,608,862	(E)	5,627,001
Production taxes	74,460	6,744,000	-		6,818,460
Management fees	252,524	-	-		252,524
Acquisition related costs	313,366	-	(313,366)	(F)	-
General and administrative expenses	745,884	356,000	-		1,101,884
Depreciation, depletion, impairment and amortization	392,084	86,559,000	(86,452,000)	(G)	18,707,013
			18,207,929	(H)
Total operating costs and expenses	1,945,529	100,846,000	(62,948,575)		39,842,954

Operating income (loss)	(1,241,723)	(47,796,000)	68,557,437		19,519,714

Interest expense, net	321,093	-	6,119,320	(I)	8,440,413
			2,000,000	(J)

Gain on distribution to member	-	46,671,000	(46,671,000)	(K)	-

Net income (loss)	$(1,562,816)	$(1,125,000)	$13,767,117		$11,079,301

Basic and diluted net income (loss) per common unit	$(1.70)				$0.95

Weighted average common units outstanding - basic and diluted	920,668		10,741,237	(L)	11,661,905

See accompanying notes to unaudited pro forma condensed combined financial statements.

(1) Income statement amounts obtained from the audited financial statements of Energy 11, L.P. for the fiscal year ended December 31, 2015.
(2) Income statement amounts obtained from the audited financial statements of Kaiser-Whiting, LLC for the fiscal year ended December 31, 2015.

Energy 11, L.P.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2016

	Energy 11, L.P.	Kaiser-Whiting
	Historical	Historical			Energy 11, L.P.
	Nine Months Ended	Nine Months Ended	Pro Forma		Pro Forma as
	9/30/2016	9/30/2016	Adjustments	Notes	Adjusted
	(1)	(2)

Revenue
Oil, natural gas and natural gas liquids revenues	$15,285,257	$13,849,000	$1,464,225	(E)	$30,598,482

Operating costs and expenses
Lease operating expenses	2,861,836	3,713,000	-		6,574,836
Gathering and processing expenses	1,461,551	-	1,464,225	(E)	2,925,776
Production taxes	1,417,691	1,405,000	-		2,822,691
Management fees	886,306	-	-		886,306
General and administrative expenses	981,861	343,000	-		1,324,861
Depreciation, depletion, impairment and amortization	7,519,677	5,696,000	(5,660,000)	(G)	12,987,268
			5,431,591	(H)
Total operating costs and expenses	15,128,922	11,157,000	1,235,816		27,521,738

Operating income	156,335	2,692,000	228,409		3,076,744

Interest expense, net	6,119,320	-	(6,119,320)	(I)	1,500,000
			1,500,000	(J)

Net income (loss)	$(5,962,985)	$2,692,000	$4,847,729		$1,576,744

Basic and diluted net income (loss) per common unit	$(0.96)				$0.11

Weighted average common units outstanding - basic and diluted	6,210,346		8,372,617	(L)	14,582,963

See accompanying notes to unaudited pro forma condensed combined financial statements.

(1) Income statement amounts obtained from the unaudited financial statements of Energy 11, L.P. for the nine months ended September 30, 2016.
(2) Income statement amounts obtained from the unaudited financial statements of Kaiser-Whiting, LLC for the nine months ended September 30, 2016.

1. Basis of Presentation

The unaudited pro forma condensed combined balance sheet of the Partnership as of September 30, 2016, gives effect to the probable acquisition of the additional 11% non-operated working interests in the Sanish Field Assets from Kaiser-Whiting, LLC and the related financing transactions, consisting of the completed sale of common units from the Partnership’s ongoing offering of 4.5 million common units raised subsequent to the Partnership’s unaudited pro forma condensed combined balance sheet date of September 30, 2016, and before the Partnership’s filing of these unaudited pro forma financial statements, and the issuance by the Partnership of $40.0 million in debt, as though such transactions occurred at the close of business on September 30, 2016.  The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2015 and for the nine-month period ended September 30, 2016 give effect to the acquisitions (the Option and Initial Acquisition) and related financing transactions as if they occurred on January 1, 2015.

On December 29, 2016, Energy 11 Operating Company, LLC, our wholly owned subsidiary, exercised the exclusive option by and among Seller and the owners of all the limited liability company interests therein, for the purchase of an additional approximate 11% non-operated working interest in the Sanish Field Assets. In December 2015, the Partnership acquired its initial 11% interest in the Sanish Field Assets. The unaudited pro forma statements of operations reflect the results of operations as if the Partnership held the combined 22-23% non-operated working interest as of January 1, 2015. The amounts reflected as revenues and operating expenses in the column labeled "Kaiser-Whiting" for all periods presented are the revenues and expenses of the 22-23% working interest in the Sanish Field Assets through December 17, 2015 and the remaining 11% through September 30, 2016.

The unaudited pro forma condensed combined financial statements were derived by adjusting the Partnership’s historical financial statements for the Initial Acquisition and the potential acquisition and related transactions.  The unaudited pro forma condensed combined financial statements are provided for informational purposes only and are not indicative of the Partnership’s financial position or results of operations had the transaction been consummated on the dates indicated or the financial position or results of operations for any future period or date.

The unaudited pro forma condensed combined financial statements and the accompanying unaudited pro forma notes should be read in conjunction with the Partnership’s historical audited financial statements and related notes for the year ended December 31, 2015, and the Partnership’s unaudited financial statements for the period ended September 30, 2016, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, together with the audited balance sheets and income statements of Kaiser-Whiting, LLC for the years ended December 31, 2015, 2014 and 2013 and the unaudited balance sheets and income statements of Kaiser-Whiting LLC for the periods ended September 30, 2016 and 2015.

2. Proved Reserves and Purchase Price Allocation

The acquisitions qualify as business combinations, and as such, the Partnership is required to estimate the fair value of the properties acquired in accordance with the Financial Accounting Standards Board's authoritative guidance on business combinations. Although the Option gives the Partnership the exclusive right to acquire the additional 11% interest, the purchase is not complete and the purchase price allocation is not complete. The Partnership has initially estimated fair value of the assets acquired and liabilities assumed to be approximately $130.0 million, which is considered to be representative of the price paid by a typical market participant. The purchase price of $130.0 million is reflected in the accompanying pro forma condensed combined balance sheet as Oil, natural gas and NGL interests, net. For purposes of estimating depletion in the accompanying unaudited pro forma condensed combined statements of operations, the purchase price has been allocated to oil and gas properties on a combined basis using estimates of reserves.  The purchase price allocation is preliminary and assuming the second transaction is completed and the valuation is finalized, it could result in goodwill or a bargain purchase gain being recognized by the Partnership.

3. Pro Forma Adjustments

The pro forma adjustments made herein are based upon management’s preliminary estimates and assumptions that are subject to finalization. Should the acquisition be completed, the final allocation may differ materially from the estimates reflected in these pro forma condensed combined financial statements.

Adjustments to the pro forma condensed combined balance sheet

(A) – Reflects the anticipated consideration for the membership interests and anticipated purchase price allocation.  Incidental costs related to the transaction will be expensed as incurred.

(B) – Reflects the $40.0 million of net proceeds received from the assumed issuance of secured debt by the Seller.

(C) – Reflects the net cash received with respect to the common units issued in a public offering of common units representing limited partner interests in the Partnership subsequent to the unaudited pro forma condensed combined balance sheet date of September 30, 2016, and before the filing of these pro forma financial statements. During this period, the Partnership sold approximately 4.5 million common units in the offering at a price of $20 per common unit, resulting in approximately $89.4 million in gross proceeds to the Partnership, and $84.1 million net of selling and marketing commissions.

(D) – Represents the elimination of the Seller's equity.

Adjustments to the pro forma condensed combined statements of operations

(E) – Kaiser-Whiting recognizes oil, natural gas and natural gas liquids revenues net of gathering and processing expenses; therefore, the pro forma adjustment reflects the reclassification of gathering and processing expenses from oil, natural gas and natural gas liquids revenues to reflect the same classification as the Partnership's financial statements.

(F) – Reflects the elimination of acquisition costs on the Partnership's historical statement of operations as these are nonrecurring charges directly attributable to the Initial Acquisition.

(G) – Reflects the elimination of the Seller's depletion and impairment (2015) of its oil, natural gas and NGL interests under the full cost method of accounting.

(H) – Reflects depletion calculated by allocation of the total purchase price to combined estimates of oil and gas reserves acquired based on historical reserve information and production quantities for each of the periods presented using the successful efforts method of accounting. There would be no impairment in 2015 using the Seller's historical cost basis under the successful efforts method of accounting.

(I) – Reflects actual interest expense incurred with the $97.5 million Seller loan issued with the Initial Acquisition and other interest expense incurred with the Initial Acquisition. The interest expense is reflected in the Statement of Operations for the year ended December 31, 2015 as the Partnership extinguished the $97.5 million note within the first 12 months of the Initial Acquisition. As a result, interest expense for the nine months ended September 30, 2016 was adjusted to $0 for the Initial Acquisition.

(J) – Reflects interest expense incurred on the $40.0 million secured debt anticipated to be issued in conjunction with the second acquisition at an annual interest rate of 5%.

(K) – Reflects the elimination of the Seller's gain associated with the Partnership's Initial Acquisition in December 2015.

(L) – Reflects the increase in weighted average shares for the shares issued subsequent to September 30, 2016 discussed in Adjustment (C).